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                                                                     EXHIBIT 3.1



                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         THE SABRE GROUP HOLDINGS, INC.



         1. The name of the corporation (which is hereinafter referred to as the "Corporation") is "The SABRE Group Holdings, Inc.".

         2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 25, 1996, under the name TSG Corporation.

         3. This Restated Certificate of Incorporation of the Corporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by written consent of the sole stockholder of the Corporation in lieu of a meeting and vote and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware and, upon filing with the Secretary of State in accordance with Section 103, shall thenceforth supersede the original Certificate of Incorporation and shall, as it may thereafter be amended or supplemented in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

         4. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                         The SABRE Group Holdings, Inc.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized





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and incorporated under the General Corporation Law of the State of Delaware
(the "GCL").

                                   ARTICLE IV


         (A) Authorized Stock. The total number of shares of stock which the Corporation shall have authority to issue is Three Hundred Seventy Seven Million Three Hundred Seventy Four Thousand (377,374,000) shares, consisting of
(i) Two Hundred Fifty Million (250,000,000) shares of Class A Common Stock, par value $.01 per share (hereinafter referred to as "Class A Common Stock"), and One Hundred Seven Million Three Hundred Seventy Four Thousand (107,374,000) shares of Class B Common Stock, par value $.01 per share (hereinafter referred to as "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock being hereinafter collectively referred to as the "Common Stock"), and
(ii) Twenty Million (20,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock").


         (B) Common Stock. The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock of the Corporation:

                 (i) Except as otherwise set forth in this Article IV, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock shall be identical in all respects.

                 (ii) Subject to the rights of holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. If any dividend or other distribution in cash or other property is paid with respect to Class A Common Stock or with respect to Class B Common Stock (other than dividends or other distributions payable in shares of Common Stock), a like dividend or other distribution in cash or other property shall also be paid with respect to shares of the other class of Common Stock, in an amount equal per share. In the case of dividends or other distributions payable in Common Stock, including without limitation distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed





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         shall be equal in number on a per share basis.  Neither the shares of
         Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.


                 (iii)    (a)     At each meeting of the stockholders of the
                 Corporation, each holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and each holder of Class B Common Stock shall be entitled to ten votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation, in connection with the election of directors and all other matters submitted to a vote of stockholders; provided, however, that with respect to any proposed conversion of the shares of Class B Common Stock into shares of Class A Common Stock pursuant to paragraph (B)(v)(b) below, each holder of a share of Common Stock, irrespective of class, shall have one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Except as may be otherwise required by law or by this Article IV, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation.


                          (b) Except as otherwise provided by law, and subject to any rights of the holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class; provided, however, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock





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         voting together as a single class as hereinbefore provided.  Any increase in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock.

                          (c) Each reference in this Certificate of Incorporation to a majority or other proportion of shares of Common Stock, Class A Common Stock or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock, as applicable, are entitled.

                 (iv) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Class A Common Stock and Class B Common Stock (and, for the avoidance of doubt, such distribution shall be irrespective of the difference in voting rights between such classes of stock). For purposes of this paragraph (B)(iv), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other Persons (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.


                 (v) (a) Prior to the date on which shares of Class B Common Stock are transferred to the holders of shares of common stock, par value $1.00 per share ("AMR Parent Common Stock"), of AMR Parent (as defined in Article VII), or to holders of stock of the Class B Transferee (as defined in paragraph (B)(v)(b) below) in a Tax-Free Spin-Off (as defined in paragraph (B)(v)(b) below), each record holder of shares of Class B Common Stock may from time to time convert any or all of such shares into an equal number of shares of Class A Common Stock by surrendering the certificates for such shares, accompanied by any required tax transfer stamps and by a written notice by such record holder to the Corporation stating that such record holder desires to






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                 convert such shares of Class B Common Stock into the same
                 number of shares of Class A Common Stock and requesting that the Corporation issue all of such shares of Class A Common Stock to Persons named therein, setting forth the number of shares of Class A Common Stock to be issued to each such Person and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock except as set forth in paragraph
                 (B)(v)(b) below.



                          (b) Prior to a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not Beneficially Owned (as defined in Article XI(B)) by AMR or, as set forth below in this paragraph (B)(v)(b), by the Class B Transferee or any subsidiary of the Class B Transferee. Shares of Class B Common Stock shall not convert into shares of Class A Common Stock (1) in any transfer effected in connection with a distribution of Class B Common Stock as a spin-off, split-up or split-off to holders of AMR Parent Common Stock or to holders of stock of the Class B Transferee intended to be on a tax-free basis under the Internal Revenue Code of 1986, as amended from time to time (the "Code") (a "Tax-Free Spin-Off") or (2) except as otherwise set forth below in this paragraph
                 (B)(v)(b), in any transfer after a Tax-Free Spin-Off. For purposes of this paragraph (B)(v), a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to holders of AMR Parent Common Stock or to holders of stock of the Class B Transferee, as the case may be, following receipt of an affidavit described in clauses (6) or (7) of the first sentence of paragraph (B)(v)(d) below. Prior to a Tax-Free Spin-Off, shares of Class B Common Stock representing more than a 50 percent equity interest in the then outstanding shares of Common Stock taken as a whole transferred by AMR in a single transaction to one Person who is not an affiliate of AMR (together with its successors, the "Class B Transferee") or any subsidiary of the Class B Transferee shall not automatically convert to Class A Common Stock upon the transfer of such shares. Any shares of Class B Common Stock retained by AMR following any such transfer of shares of Class B Common Stock to the Class B Transferee shall automatically convert into shares of Class A Common Stock upon such






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                 transfer.

                          In the event of a Tax-Free Spin-Off, shares of Class
                 B Common Stock shall automatically convert into shares of Class A Common Stock on the fifth anniversary of the date on which shares of Class B Common Stock are first transferred to holders of AMR Parent Common Stock or of the Class B Transferee, as the case may be, in a Tax-Free Spin-Off unless, prior to such Tax-Free Spin-Off, AMR or the Class B Transferee, as the case may be, delivers to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, to the effect that such conversion could adversely affect the ability of AMR or the Class B Transferee, as the case may be, to obtain a favorable ruling from the Internal Revenue Service (the "IRS") that the distribution would be a Tax-Free Spin-Off under the Code. If such an opinion is received, approval of such conversion shall be submitted to a vote of the holders of the Common Stock as soon as practicable after the fifth anniversary of the Tax-Free Spin-Off unless AMR or the Class B Transferee, as the case may be, delivers to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, prior to such anniversary to the effect that such vote could adversely affect the status of the Tax-Free Spin-Off (including without limitation the ability to obtain a favorable ruling from the
                 IRS); if such opinion is so delivered, such vote shall not be held. At the meeting of stockholders called for such purpose, each holder of Common Stock shall be entitled to one vote (irrespective of the voting rights provided for such shares under paragraph (B)(iii)(a)) in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Approval of such conversion shall require the approval of a majority of the votes, on the per share voting basis provided in the preceding sentence, entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock present and voting, voting together as a single class, and the holders of the Class B Common Stock shall not be entitled to a separate class vote. Such conversion shall be effective on the date on which such approval is given at a meeting of stockholders called for such purpose.

                          The Corporation will provide notice of any automatic
                 conversion of all outstanding shares of Class B Common Stock to all holders of record of the Common Stock as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirement by providing such notice prior





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                 to such conversion.  Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock at such holder's address as it appears on the transfer books of the Corporation; provided, further, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:

                                  (1)      the automatic conversion date;

                                  (2) that all outstanding shares of Class B Common Stock are automatically converted;

                                  (3)      the place or places where
                          certificates for such shares are to be surrendered for conversion; and

                                  (4)      that no dividends will be declared
                          on the shares of Class B Common Stock converted after such conversion date.


                          Immediately upon such conversion, the rights of the
                 holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such Persons shall be entitled to receive when paid dividends, if any, declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to paragraph (B)(v)(f) below.



                          (c) Prior to a Tax-Free Spin-Off, holders of shares of Class B Common Stock may (1) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer which meets the qualifications of paragraph (B)(v)(d) below, and under no other circumstances, or (2) convert any or all of such shares into shares of Class A Common Stock as provided in paragraph
                 (B)(v)(a) above. Prior to a Tax-Free Spin-Off, no one other than those Persons in whose names shares of Class B Common Stock become registered on the original stock ledger of the Corporation by reason of their record ownership of shares of Common Stock of the Corporation which are reclassified into shares of Class B Common Stock, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the






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                 qualifications set forth in paragraph (B)(v)(d) below, shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of shares of Class B Common Stock.


                          Holders of shares of Class B Common Stock may at any
                 and all times transfer to any Person the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock.

                          (d) Prior to a Tax-Free Spin-Off, shares of Class B Common Stock shall be transferred on the books of the Corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

                                  (1)      an affidavit from AMR stating that
                          such certificate is being presented to effect a transfer by AMR of such shares to a Subsidiary of AMR; or

                                  (2)      an affidavit from AMR stating that
                          such certificate is being presented to effect a transfer by any Subsidiary of AMR of such shares to AMR or another Subsidiary of AMR; or


                                  (3)      an affidavit from AMR stating that
                          such certificate is being presented to effect a transfer by AMR or any of its Subsidiaries of such shares to the Class B Transferee or a Subsidiary of the Class B Transferee as contemplated by paragraph
                          (B)(v)(b); or


                                  (4)      an affidavit from the Class B
                          Transferee stating that such certificate is being presented to effect a transfer by the Class B Transferee of such shares to a Subsidiary of the Class B Transferee; or

                                  (5)      an affidavit from the Class B
                          Transferee stating that such certificate is being presented to effect a transfer by any Subsidiary of the





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                          Class B Transferee of such shares to the Class B
                          Transferee or another Subsidiary of the Class B Transferee; or

                                  (6)      an affidavit from AMR stating that
                          such certificate is being presented to effect a transfer by AMR of such shares to the holders of AMR Parent Common Stock in connection with a Tax-Free Spin-Off; or

                                  (7)      an affidavit from the Class B
                          Transferee stating that such certificate is being presented to effect a transfer by the Class B Transferee of such shares to the stockholders of the Class B Transferee in connection with a Tax-Free Spin-Off.


                          Each affidavit of a record holder furnished pursuant
                 to this paragraph (B)(v)(d) shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, where such record holder is a corporation or partnership, shall be verified by an officer of the corporation or by a general partner of the partnership, as the case may be.



                          If a record holder of shares of Class B Common Stock
                 shall deliver a certificate for such shares, endorsed by him or her for transfer or accompanied by an instrument of transfer signed by him or her, to a Person who receives such shares in connection with a transfer which does not meet the qualifications set forth in this paragraph (B)(v)(d), then such Person or any successive transferee of such certificate may treat such endorsement or instrument as authorizing him or her on behalf of such record holder to convert such shares in the manner above provided for the purpose of the transfer to himself or herself of the shares of Class A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and may convert such shares of Class B Common Stock accordingly.


                          If such shares of Class B Common Stock shall
                 improperly have been registered in the name of such a Person (or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such Person or transferee shall surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (1) such Person or transferee shall be deemed to have elected to treat the endorsement on (or instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such Person





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                 or transferee on behalf of such former record holder so to convert such shares and so to give such notice, (2) the shares of Class B Common Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such Person or transferee of the shares of Class A Common Stock issuable upon conversion, and (3) the appropriate entries shall be made on the books of the Corporation to reflect such action.


                          In the event that the Board of Directors of the
                 Corporation (or any committee of the Board of Directors, or any officer of the Corporation, designated for the purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of paragraph (B)(v), or shall determine that a Person is enjoying for his or her own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. Without limiting the generality of the preceding sentence, an unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions.


                          (e) Prior to the occurrence of a Tax-Free Spin-Off, each certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:


                                  "The shares of Class B Common Stock
                          represented by this certificate may not be transferred to any person or entity in connection with a transfer that does not meet the qualifications set forth in paragraph (B)(v)(d) of Article IV of the Certificate of Incorporation of this corporation and no person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by paragraph (B)(v)(d) of said Article IV is entitled to own or to be registered as the record holder of such shares of Class B Common Stock, but the record holder of this certificate may at any time convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock.






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                          Each holder of this certificate, by accepting the
                          same, accepts and agrees to all of the foregoing."




                          Upon and after the transfer of shares in a Tax-Free
                 Spin-Off, shares of Class B Common Stock shall no longer bear the legend set forth above in this paragraph (B)(v)(e).



                          (f) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this paragraph (B)(v), any dividend, for which the record date or payment date shall be subsequent to such conversion, which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.



                          (g) The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this paragraph (B)(v), or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.


                          The Corporation shall at all times reserve and keep
                 available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.


                          (h) In connection with any transfer or conversion of any stock of the Corporation pursuant to or as permitted by the provisions of this paragraph (B)(v) or in connection with the making of any determination referred to in this paragraph
                 (B)(v):


                                  (1)      the Corporation shall be under no
                          obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock





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                          pursuant to such conversion has substantial reason to
                          believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination referred to in paragraph
                          (B)(v)(f) above should be made, in either of which events the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation; and


                                  (2)      neither the Corporation nor any
                          director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.


                          (i) The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to this paragraph (B)(v), and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.


                 (vii) All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, voting together as a single class, except as otherwise expressly provided in this Certificate of Incorporation, in a Preferred Stock Designation or as otherwise expressly required by applicable law.

                 (viii) No stockholder shall be entitled to exercise any right of cumulative voting.


                 (ix) Immediately upon the effectiveness of this Restated Certificate of Incorporation, each share of common stock of the Corporation, par value $.01 per share, issued and outstanding immediately prior to such effectiveness shall be changed into and reclassified as 107,374 shares of Class B Common Stock. Promptly after such effectiveness, each record holder of a certificate that, immediately prior to such effectiveness, represented common stock of the Corporation, par value $.01 per share, shall be entitled to receive in exchange for such certificate, upon






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         surrender of such certificate to the Corporation, a certificate for the number of shares of Class B Common Stock to which such holder is entitled as a result of the changes in the common stock effected by the preceding sentence (the "Reclassification"). Until surrendered and exchanged in accordance herewith, each certificate that, immediately prior to such effectiveness, represented common stock shall represent the number of shares of Class B Common Stock to which the holder is entitled as a result of the Reclassification.

         (C) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide by resolution or resolutions from time to time for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter, along with any similar designation relating to any other class or series of stock which may hereafter be authorized, referred to as a "Preferred Stock Designation," each of which shall be part of this Certificate of Incorporation), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                 (i) The designation of the series, which may be by distinguishing number, letter or title.

                 (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

                 (iii) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

                 (iv) The conditions upon which and dates at which dividends, if any, shall be payable, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock.

                 (v) The redemption rights and price or prices, if any, for shares of the series.

                 (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

                 (vii) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                 (viii) Whether the shares of the series shall be convertible into shares of any class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

                 (ix) Restrictions on the issuance (or reissuance) of shares of the same series or of any other class or series.

                 (x) The voting rights, if any, of the holders of shares of the series.

         (D) Record Holders. The Corporation shall be entitled to treat the Person (as defined in Article XI) in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other Person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

         (E) No Preemptive Rights. No stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled as such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether now or hereafter authorized, and whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.

                                   ARTICLE V

         The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities or property of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

         (A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

         (B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

         (C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights following the occurrence of specified events, including without limitation a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

         (D) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and cause the rights held by such holder to become void.

         (E) Provisions which permit the Corporation to redeem or exchange such rights.

         (F)     The appointment of a rights agent with respect to such rights.

                                   ARTICLE VI

         (A) In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

                 (i) to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided, further, that in the case of amendments by stockholders, effective as of the first time at which AMR shall cease to be the Beneficial Owner of an aggregate of at least a majority of the voting power of the Voting Stock (as defined in paragraph (B) of this Article VI) then outstanding (the "Trigger Date"), the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of the Bylaws or adopt any provision of the Bylaws inconsistent with any other provision of the Bylaws; and

                 (ii) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

         (B) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Effective as of the Trigger Date and notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, paragraph (A)(i) of this
Article VI. For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors.

                                  ARTICLE VII

         (A) For purposes of this Certificate of Incorporation, "AMR" shall mean AMR Corporation, a Delaware corporation ("AMR Parent"), all successors to AMR Parent by way of merger, consolidation or sale of all or substantially all its assets, and all corporations, partnerships, joint ventures, associations and other entities (each a "Subsidiary Entity") in which AMR Parent Beneficially Owns, directly or indirectly, 50 percent or more of the outstanding voting stock, voting power or similar voting interests ("Voting Interest"), which shall include without limitation (as of the date hereof) American Airlines, Inc., AMR Eagle, Inc., AMR Services Holding Corporation, AMR Services Corporation and AMR Investment Services, Inc., each of which are Delaware corporations, but which shall not include the Corporation or any Subsidiary Entity in which the Corporation Beneficially Owns, directly or indirectly, 50 percent or more of the outstanding Voting Interest.

         (B)     In anticipation that:

                 (i) the Corporation will cease to be a wholly-owned Subsidiary (as defined in Article XI hereof) of AMR Parent but that AMR Parent will remain, for some period of time, a stockholder of the Corporation;

                 (ii) the Corporation and AMR may engage in the same or similar activities or lines of business and may have an interest in the same or similar areas of corporate opportunities;

                 (iii) there will be benefits to be derived by the Corporation through its continued contractual, corporate and business relations with AMR (including without limitation service of officers of AMR as directors of the Corporation); and

                 (iv) there will be benefits in providing guidelines for directors and officers of AMR and of the Corporation with respect to the allocation of corporate opportunities and other matters;

the provisions of this Article VII are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve AMR and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

         (C) Except as AMR may otherwise agree in writing, AMR shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as the Corporation, (ii) do business with any potential or actual customer or supplier of the Corporation, or (iii) employ or otherwise engage any officer or employee of the Corporation. Neither AMR nor any officer or director thereof (except as provided in paragraph (D) of this Article VII) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities (set forth in the preceding sentence) of AMR or of the participation therein of such Person. In the event that AMR acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both AMR and the Corporation, AMR shall have no duty to communicate or present such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that AMR pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Corporation.

         (D) In the event that a director or officer of the Corporation who is also a director or officer of AMR acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and AMR, such director or officer of the Corporation (i) shall have fully satisfied and fulfilled the fiduciary duties of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, (ii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that AMR pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to the Corporation, (iii) shall be deemed to have acted in good faith and in a manner such Person reasonably believes to be in and not opposed to the best interests of the Corporation, and (iv) shall be deemed not to have breached his or her duty of loyalty to the Corporation or its stockholders and not to have derived an improper benefit therefrom, if such director or officer acts in a manner consistent with the following policy:

                 (x) a corporate opportunity offered to any Person who is a director but not an officer of the Corporation and who is also an officer (whether or not a director) of AMR shall belong to AMR, unless such opportunity is expressly offered to such Person primarily in his or her capacity as a director of the Corporation, in which case such opportunity shall belong to the Corporation;

                 (y) a corporate opportunity offered to any Person who is an officer (whether or not a director) of the Corporation and who is also a director but not an officer of AMR shall belong to the Corporation, unless such opportunity is expressly offered to such Person primarily in his or her capacity as a director of AMR, in which case such opportunity shall belong to AMR; and

                 (z) a corporate opportunity offered to any other Person who is either an officer of both the Corporation and AMR or a director of both the Corporation and AMR shall belong to AMR or to the Corporation, as the case may be, if such opportunity is expressly offered to such Person primarily in his or her capacity as an officer or director of AMR or of the Corporation, respectively; otherwise, such opportunity shall belong to AMR.

         (E) Any corporate opportunity that belongs to AMR or to the Corporation pursuant to the foregoing policy shall not be pursued by the other, or directed by the other to another Person, unless and until AMR or the Corporation, as the case may be, determines not to pursue the opportunity. Notwithstanding the preceding sentence, if the party to whom the corporate opportunity belongs does not within a reasonable period of time begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may then pursue such opportunity or direct it to another Person.

         (F) For purposes of this Article VII, "corporate opportunities" shall consist of business opportunities which (i) the Corporation is financially able to undertake, (ii) are, from their nature, in the line or lines of the Corporation's business and are of practical advantage to it, and
(iii) are ones in which the Corporation has an interest or reasonable expectancy. In addition, "corporate opportunities" shall not include any transaction in which the Corporation or AMR is permitted to participate pursuant to (a) any agreement between the Corporation and AMR in effect as of the time any equity security of the Corporation is held of record by any Person other than AMR, as may be amended thereafter with the approval of a majority of Disinterested Directors (as defined in Article XI hereof) or (b) any subsequent agreement between the Corporation and AMR approved by a majority of Disinterested Directors, it being acknowledged that the rights of the Corporation under any such agreement shall be deemed to be contractual rights and shall not be corporate opportunities of the Corporation for any purpose; provided, however, that no presumption or implication as to corporate opportunities relating to any transaction not explicitly covered by such an agreement shall arise from the existence or absence of any such agreement.

         (G) Any Person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.

         (H) For purposes of this Article VII, the "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation Beneficially Owns, directly or indirectly, 50 percent or more of the outstanding voting stock, voting power or similar voting interests.

         (I) If any contract, agreement, arrangement or transaction between the Corporation and AMR involves a corporate opportunity and is approved in accordance with the procedures set forth in Article VIII hereof, AMR and its officers and directors shall also, for the purposes of this Article VII and the other provisions of this Certificate of Incorporation, be deemed to have fully satisfied and fulfilled any fiduciary duties they may have to the Corporation and its stockholders. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty, but shall be governed by the other provisions of this Article VII, this Certificate of Incorporation, the Bylaws, the GCL and other applicable law.

         (J) For purposes of this Article VII, a director of the Corporation who is Chairman of the Board of Directors of the Corporation or a committee thereof or the Chief Executive Officer of the Corporation shall not be deemed to be an officer of the Corporation by reason of holding such position (regardless of whether such position is deemed an office of the Corporation under the Bylaws of the Corporation), unless such Person is a full-time employee of the Corporation.

         (K) Effective as of the Trigger Date, and notwithstanding anything in this Certificate of Incorporation to the contrary and in addition to any vote of the Board of Directors required by applicable law or this Certificate of Incorporation, the affirmative vote of the holders of more than 80 percent of the voting power of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal in a manner adverse to the interests of AMR, or adopt any provision adverse to the interests of AMR and inconsistent with, any provision of this Article VII. Neither the alteration, amendment or repeal of this Article VII nor the adoption of any provision inconsistent with this Article VII shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                                  ARTICLE VIII

(A)      In anticipation that:

                 (i) the Corporation will cease to be a wholly-owned Subsidiary of AMR Parent but AMR Parent will remain, for some period of time, a stockholder of the Corporation and have continued contractual, corporate and business relations with the Corporation;

                 (ii) the Corporation and AMR or its customers or suppliers may enter into contracts or otherwise transact business with each other and the Corporation may derive benefits therefrom; and

                 (iii) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest (collectively, "Related Entities");

the provisions of this Article VIII are set forth to regulate and guide certain contractual relations and other business relations of the Corporation as they may involve AMR or its customers or suppliers, Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

         (B) The provisions of this Article VIII are in addition to, and not in limitation of, the provisions of the GCL and the other provisions of this Certificate of Incorporation. Any contract or business relation which does not comply with procedures set forth in this Article VIII shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty to, or duty of loyalty to, or failure to act in good faith or in the best interests of, the Corporation, or the derivation of any improper personal benefit, but shall be governed by the remaining provisions of this Certificate of Incorporation, the Bylaws, the GCL and other applicable law.

         (C) No contract, agreement, arrangement or transaction between the Corporation and AMR or any customer or supplier thereof or any Related Entity or between the Corporation and one or more of the directors or officers of the Corporation, AMR or any Related Entity, or any amendment, modification or termination thereof, shall be void or voidable solely for the reason that AMR or such customer or supplier, any Related Entity or any one or more of the officers or directors of the Corporation, AMR or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes such contract, agreement, arrangement, transaction, amendment, modification or termination (each, a "Transaction") or solely because his or their votes are counted for such purpose, and AMR, any Related Entity and such directors and officers (i) shall have fully satisfied and fulfilled any fiduciary duties they may have to the Corporation and its stockholders with respect thereto, (ii) shall not be liable to the Corporation or its stockholders for any breach of any fiduciary duty they may have by reason of the entering into, performance or consummation of any such Transaction, (iii) shall be deemed to have acted in good faith and in a manner such Persons reasonably believed to be in and not opposed to the best interests of the Corporation, to the extent such standard is applicable to such Persons' conduct, and (iv) shall be deemed not to have breached any duties of loyalty to the Corporation or its stockholders they may have and not to have derived an improper personal benefit therefrom, if:

                 (w) the material facts as to the Transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the Transaction and the Board of Directors or such committee in good faith authorizes or approves the Transaction by the affirmative vote of a majority of the Disinterested Directors on the Board of Directors or such committee (even though the Disinterested Directors be less than a quorum);

                 (x) the material facts as to the Transaction are disclosed or are known to the holders of Voting Stock entitled to vote thereon, and the Transaction is specifically approved in good faith by vote of the holders of a majority of the then outstanding Voting Stock not owned by AMR or such Related Entity, voting together as a single class, as the case may be;

                 (y) such Transaction is effected pursuant to, and consistent with, terms and conditions specified in any arrangements, standards, protocols or guidelines (collectively, the "Guidelines") which are in good faith authorized or approved, after disclosure or knowledge of the material facts related thereto, by the affirmative vote of a majority of the Disinterested Directors on the Board of Directors or the applicable committee thereof (even though the Disinterested Directors be less than a quorum) or by vote of the holders of a majority of the then outstanding Voting Stock not owned by AMR or such Related Entity, voting together as a single class, as the case may be (such authorization or approval of such Guidelines constituting or being deemed to constitute authorization or approval of such Transaction); or

                 (z) such Transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation.

In addition, each Transaction authorized, approved or effected, and such Guidelines so authorized or approved, as described in (w), (x), or (y) above, shall be deemed to be entirely fair to the Corporation and its stockholders; provided, however, that if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption shall arise that such Transaction or such Guidelines are not fair to the Corporation and its stockholders.

         (D) Directors of the Corporation who are also directors or officers of AMR or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such Transaction or any such Guidelines. Voting Stock owned by AMR and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such Transaction or any such Guidelines.

         (E) AMR shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty it may have by reason of the fact that AMR takes any action or exercises any rights or gives or withholds any consent in connection with any Transaction between AMR and the Corporation. No vote cast or other action taken by any Person who is an officer, director or other representative of AMR, which vote is cast or action is taken by such Person in his capacity as a director of the

Corporation, shall constitute an action of, or the exercise of a right by, or a consent of, AMR for the purpose of any such Transaction.

         (F) Any Person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VIII.

         (G) For purposes of this Article VIII, any Transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation Beneficially Owns, directly or indirectly, 50 percent or more of the outstanding voting stock, voting power or similar voting interests, or with any officer or director thereof, shall be deemed to be a Transaction with the Corporation.

         (H) Effective as of the Trigger Date, and notwithstanding anything in this Certificate of Incorporation to the contrary, and in addition to any vote of the Board of Directors required by applicable law or this Certificate of Incorporation, the affirmative vote of the holders of more than 80 percent of the voting power of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal in a manner adverse to the interests of AMR, or adopt any provision adverse to the interests of AMR and inconsistent with, any provision of this Article VIII. Neither the alteration, amendment or repeal of this Article VIII nor the adoption of any provision inconsistent with this Article VIII shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                                   ARTICLE IX

         Effective as of the Trigger Date, and subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders. Except as otherwise required by law, and subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the

Corporation would have if there were no vacancies or by the Chairman of the Board; provided, that, prior to the Trigger Date, special meetings of the stockholders of the Corporation shall also be called at the request of the holders of a majority of the voting power of the then outstanding Voting Stock. Except as expressly provided in the immediately preceding sentence, any power of stockholders to call a special meeting is specifically denied. Only such business as shall have been brought before the special meeting of stockholders pursuant to the Corporation's notice of meeting shall be conducted at such meeting. Effective as of the Trigger Date, and notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article IX.

                                   ARTICLE X

         (A) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws.

         (B) Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         (C) The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, commencing with the 1997 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         (D) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, any director may be removed from office, at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class; provided, however, that prior to the Trigger Date any director or directors may be removed from office, without cause, with the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

         (E) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to any vote of the Board of Directors required by applicable law or this Certificate of Incorporation, effective as of the Trigger Date, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, this Article X.

                                   ARTICLE XI

         For purposes of this Certificate of Incorporation:

                 (A) "Person" shall mean any individual, firm, corporation or other entity.

                 (B) "Beneficial Owner," "Beneficially Own," "Beneficially Owned," "Beneficial Ownership," and words of similar import shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as in effect on September 15, 1996.

                 (C) "Disinterested Directors" shall mean the directors of the Corporation who are not officers of either AMR or the Corporation or directors of AMR.

                 (D) "Subsidiary" shall mean any corporation of which a majority of any series or class of equity security is owned, directly or indirectly, by a different corporation.

                                  ARTICLE XII

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the General Corporation Law of the State of Delaware, or (D) for any transaction from which the director derived an improper personal benefit. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, any alteration, amendment or repeal of, or adoption of any provision inconsistent with, this Article XII shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such alteration, amendment, repeal or adoption.

                                  ARTICLE XIII

         Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to alter, amend, or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to this Certificate of Incorporation (in its present form or as hereafter amended) are granted subject to the right reserved in this Article XIII.



         IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 7th day of October, 1996.



                                        The SABRE Group Holdings, Inc.




                                        By: /s/ MICHAEL J. DURHAM
                                           -----------------------------------
                                            President





Attest: /s/ CHARLES D. MARLETT
       -------------------------
        Corporate Secretary






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